Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-293148 and File No. 333-272559) and Form F-3 (File No. 333-279549, File No. 222-278431, and File No. 333-278430) of our report dated April 24, 2026 relating to the financial statements appearing in the Annual Report on Form 20-F of Apollomics Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Marcum Asia CPAs LLP

New York

April 24, 2026